Exhibit 10.3
DATED
June 9, 2022
Guarantee and indemnity
between
EAGLE PHARMACEUTICALS, INC.
and
COSMO TECHNOLOGIES LTD

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CONTENTS
____________________________________________________________
CLAUSE

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This deed is dated _____________ 2022
Parties
(1)EAGLE PHARMACEUTICALS, INC. a Delaware corporation whose address is at 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677, USA as guarantor and indemnifier (the “Guarantor”); and
(2)COSMO TECHNOLOGIES LTD registered in Ireland with company number 395100 whose principal place of business is at Riverside II, Sir John Rogerson’s Quay, Dublin 2, Ireland as lender (the “Lender”).
BACKGROUND
(A)Lender and the Company have entered into the Relevant Document (as defined below).
(B)The Guarantor has agreed to enter into this guarantee and indemnity for the purpose of providing security to the Lender for the Company’s obligations under the Relevant Document (as defined below).
Agreed terms
1.Interpretation
1.1The definitions and rules of interpretation in this Clause apply in this deed.
“APG Group” means Acacia Pharma Group plc and each of its Subsidiaries.
“Business Day” means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.
“Company” means Acacia Pharma Limited, a company registered in England and Wales with company registration number: 05934843).
“Group” means the Company and its respective Subsidiaries for the time being.
“Guaranteed Amount” means:
(i)the aggregate principal amount at any time made available under the Relevant Document (being at the date of this Agreement, an amount equal to €25,000,000),

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together with any interest from time to time owed under or pursuant to the Relevant Document; and
(ii)any costs, fees or expenses reasonably incurred by the Lender in connection with the preservation or enforcement of this guarantee and indemnity.
“Legal Reservations” means:
(i)the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(ii)the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp taxes may be void and defences of set-off or counterclaim;
(iii)the principle that in certain circumstances any security expressed to be granted by way of fixed charge may be recharacterized as a floating charge or any security expressed to be granted by way of assignment or assignation may be recharacterized as a charge; and
(iv)similar principles, rights and defences under the laws of any relevant jurisdiction;
“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.
“Obligor” means the Company and each Other Guarantors.
“Other Guarantors” means Acacia Pharma Group plc, Acacia Pharma Inc. and any other member of APG Group which becomes a guarantor in accordance with Clause 12.9.1 of the Relevant Document.
“Relevant Document” means the EUR 25,000,000 facility agreement dated 10 January 2020 between the Company and the Lender (as amended from time to time).
“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.
“Tax” means all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable and whether of the UK or any other jurisdiction and any penalty, fine, surcharge, interest, charges or costs relating to them.
“Termination Date” means the date on which all amounts due under or in connection with the Relevant Document have been unconditionally and irrevocably paid and discharged in full..

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1.2Clause headings shall not affect the interpretation of this deed.
1.3References to Clauses are to the clauses of this deed.
1.4A reference to this deed (or to any other agreement or document referred to in this deed) is a reference to this deed (or such other agreement or document) as varied, amended, supplemented or novated in accordance with its terms from time to time.
1.5Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.6A “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.7This deed shall be binding on and enure to the benefit of, the parties to this deed and their respective successors and permitted assigns, and references to a “party” shall include that party’s successors and permitted assigns.
1.8A reference to a “company” shall include any company, corporation or other body corporate, wherever and however incorporated or established.
1.9Unless otherwise expressly provided in this deed, a reference to “writing” or “written” includes email.
1.10Any words following the terms “including” and “Include” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.
1.11Any obligation on a person not to do something includes an obligation not to allow that thing to be done.
1.12Unless otherwise stated, a time of day is a reference to London time.
2.Guarantee and indemnity
2.1Guarantee and indemnity
The Guarantor irrevocably and unconditionally:

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(a)guarantees to the Lender the punctual performance by the Company of all of the Company’s obligations under the Relevant Document;
(b)undertakes with the Lender that whenever the Company does not pay any amount when due under or in connection with the Relevant Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and
(c)agrees with the Lender that if the Company fails to perform any of its obligations under the Relevant Document or if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability it incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under the Relevant Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 2 if the amount claimed had been recoverable on the basis of a guarantee.
2.1Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Company under the Relevant Document, regardless of any intermediate payment or discharge in whole or in part.
2.2Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of the Company or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 2 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
2.3Waiver of defences
The obligations of the Guarantor under this Clause 2 will not be affected by an act, omission, matter or thing which, but for this Clause 2, would reduce, release or prejudice any of its obligations under this Clause 2 (without limitation and whether or not known to it or the Lender) including:

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(d)any time, waiver or consent granted to, or composition with, the Company or any other person;
(e)the release of the Company or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(f)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Company or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(g)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Company or any other person;
(h)any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of the Relevant Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any amounts payable or the addition of any new obligation under the Relevant Document or other document or security;
(i)any unenforceability, illegality or invalidity of any obligation of any person under the Relevant Document or any other document or security; or
(j)any insolvency or similar proceedings.
2.2Guarantor intent
Without prejudice to the generality of Clause 2.4 (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to the Relevant Document and any fees, costs and/or expenses associated with any of the foregoing.
2.3Immediate recourse
The Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 2. This waiver applies irrespective of any law or any provision of the Relevant Document to the contrary.
2.4Deferral of Guarantor’s rights

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Until all amounts which may be or become payable by the Obligors under or in connection with the Relevant Document have been irrevocably paid in full and unless the Lender otherwise directs, the Guarantor will not exercise any rights which it may have:
(k)to be indemnified by an Obligor;
(l)to claim any contribution from any other guarantor of any Obligor’s obligations under the Relevant Document;
(m)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Relevant Document or of any other guarantee or security taken pursuant to, or in connection with, the Relevant Document by the Lender;
(n)to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which an Obligor has given a guarantee, undertaking or indemnity under Clause 2.1 (Guarantee and indemnity);
(o)to exercise any right of set-off against any Obligor; and/or
(p)to claim or prove as a creditor of any Obligor in competition with the Lender.
If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Obligors under or in connection with the Relevant Document to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender or as the Lender may direct.
2.4Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.
2.5Guarantee limitations
Notwithstanding any other provision of this deed, the Guarantor’s liability under this deed shall not exceed the Guaranteed Amount.
3.Representations and warranties
3.1The Guarantor makes the representations and warranties set out in this Clause 3 to the Lender on the date of this deed.

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3.2The Guarantor:
(q)is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation; and
(r)has the power to own its assets and carry on its business as it is being conducted.
3.3The Guarantor has the power to execute, deliver and perform its obligations under this deed and the transactions contemplated by it.
3.4The execution, delivery and performance of the obligations in, and transactions contemplated by, this deed does not and will not contravene the Guarantor’s constitutional documents, any agreement or instrument binding on the Guarantor or its assets, or any applicable law or regulation.
3.5The Guarantor has taken all necessary action and obtained all required consents to enable it to execute, deliver and perform its obligations under this deed and to make this deed admissible in evidence in its jurisdiction of incorporation. Any such authorisations are in full force and effect.
3.6The Guarantor’s obligations under this deed are, subject to the Legal Reservations, legal, valid, binding and enforceable.
3.7No litigation, arbitration or administrative proceedings are taking place, pending or, to the Guarantor’s knowledge, threatened against it or any of its assets which, in any case, are reasonably likely to be adversely determined and, if so adversely determined, would have a material adverse effect on its business, assets or condition or ability to perform its obligations under this guarantee.
3.8No event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default under any deed or instrument which is binding on the Guarantor, or to which its assets are subject, which may reasonably be considered to have a material adverse effect on the Guarantor’s ability to perform its obligations under this deed.
3.9The Guarantor’s payment obligations under this deed rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

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4.Payments
4.1All sums payable by the Guarantor under this deed shall be paid in full to the Lender in the currency in which the Company’s obligations under the Relevant Document are payable:
(s)without any set-off, condition or counterclaim whatsoever; and
(t)free and clear of any deductions or withholdings whatsoever except as may be required by law or regulation which is binding on the Guarantor.
4.2If any deduction or withholding is required by any law or regulation to be made by the Guarantor, the amount of the payment due from the Guarantor shall be increased to an amount which (after making any deduction or withholding) leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.
4.3The Guarantor shall promptly deliver or procure delivery to the Lender of all receipts issued to it evidencing each deduction or withholding which it has made.
4.4The Guarantor shall not and may not direct the application by the Lender of any sums received by the Lender from the Guarantor under any of the terms of this deed.
5.Severance
If any provision or part-provision of this deed is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this deed.
6.Notices
6.1A notice given to a party under or in connection with this deed:
(u)shall be in writing and in English;
(v)shall be sent to the party for the attention of the contact and to the address or email address specified in Clause 6.2, or such other address or email address, or contact as that party may notify in accordance with Clause 6.3;
(w)shall be:
(i)delivered by hand;
(ii)sent by email;

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(iii)sent by pre-paid first class post or another next working day delivery service providing proof of postage; or
(iv)sent by airmail or by reputable international overnight courier (if the notice is to be served by post to an address outside the country from which it is sent); and
(x)is deemed received as set out in Clause 6.4 if prepared and sent in accordance with this Clause 6.
6.2The addresses, email addresses and named contacts for service of notices are:
(y)Guarantor
(v)address: 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677, USA
(vi)for the attention of: Ryan Debski
(vii)email address: rdebski@eagleus.com
(z)Lender
(i)address: Riverside II, Sir John Rogerson’s Quay, Dublin 2, Ireland
(ii)for the attention of: Niall Donnelly
(iii)email address: NDonnelly@cosmopharma.com
6.1A party may change its details for service of notices given in Clause 6.2 by giving notice to the other party. Any change notified pursuant to this clause shall take effect at 9.00 am on the later of:
(aa)the date, if any, specified in the notice as the effective date for the change; or
(ab)the date five Business Days after deemed receipt of the notice.
6.3Delivery of a notice is deemed to have taken place:
(ac)if delivered by hand, at the time the notice is left at the address;
(ad)if sent by email, at the time of transmission;
(ae)if sent by pre-paid first class post or another next working day delivery service providing proof of postage to an address in the UK, at 9.00 am on the second Business Day after posting;
(af)if sent by pre-paid airmail to an address outside the country from which it is sent, at 9.00 am on the fifth Business Day after posting;

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provided that if deemed receipt under the previous paragraphs of this Clause 6.4 would occur outside Usual Business Hours, the notice shall be deemed to have been received when Usual Business Hours next recommence. For the purposes of this Clause, “Usual Business Hours” means 9.00 am to 5.30 pm local time on any day which is not a Saturday, Sunday or public holiday in the place of receipt of the notice (which, in the case of service of a notice by email shall be deemed to be the same place as is specified for service of notices on the relevant party by hand or post).
7.Variation, waiver and remedies
7.1No variation of this deed shall be effective unless it is in writing and signed as a deed by the parties (or their authorised representatives).
7.2No failure or delay by a party to exercise any right or remedy provided under this deed or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right or remedy under this deed or by law is only effective if it is in writing.
7.3Except as expressly provided in this deed, the rights and remedies provided under this deed are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.
8.Assignment
8.1No party shall assign, transfer, mortgage, charge, declare a trust over, or deal in any other manner with any or all of its rights and obligations under this deed (or any other document referred to in it).
9.Third party rights
9.1Unless expressly provided to the contrary in this deed, a person who is not a party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this deed.
9.2Notwithstanding any term of this deed, the consent of any person who is not a party is not required to rescind or vary this deed at any time.

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10.Counterparts
This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one deed.
11.Termination
This deed shall automatically terminate, and the rights and obligations of the parties shall be released, on the Termination Date.
12.Governing law
This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.
13.Jurisdiction of English Courts
13.1The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute relating to the existence, validity or termination of this deed or any non-contractual obligation arising out of or in connection with this deed (a “Dispute”).
13.2The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.
13.3This Clause 13 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.
14.Service of Process
14.1Without prejudice to any other mode of service allowed under any relevant law, the Guarantor:
(i) irrevocably appoints Oakwood Corporate Services Limited of 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT as its agent for service of process in relation to any proceedings before the English courts in connection with the Relevant Document; and

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(ii) agrees that failure by an agent for service of process to notify the Guarantor of the process will not invalidate the proceedings concerned.
14.2If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Guarantor must immediately (and in any event within five (5) Business Days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.
This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

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Executed as a deed by
EAGLE PHARMACEUTICALS, INC.

By: /s/ Ryan Debski _____________________________
Name: Ryan Debski
Title: General Counsel and Chief Compliance Officer

[Signature page to Parent Company Guarantee]

Executed as a deed by
COSMO TECHNOLOGIES LTD
acting by Niall Donnelly             /s/ Niall Donnelly.
a director, in the presence of                Signature of director

/s/ Shanilee Alimes
Signature of witness

Shanilee Alimes
Name of witness

……………………………..
……………………………..
……………………………..
Address of witness

[Signature page to Parent Company Guarantee]